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                                                                    EXHIBIT 12.1
                                OLYMPIC FINANCIAL LTD.
                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                (DOLLARS IN THOUSANDS)

                                                        THREE MONTHS ENDED
                                                              MARCH 31,            YEAR ENDED DECEMBER 31,
                                                      -------------------------   -------------------------
                                                          1996         1995           1995         1994
                                                      -----------   -----------   -----------   -----------
COMPUTATION OF INCOME:
Income (loss) before income taxes and
   extraordinary item. . . . . . . . . . . . . . .     $  18,464     $   5,769     $  48,835     $   6,030
Capitalized interest . . . . . . . . . . . . . . .          ----          ----          ----          ----
                                                      -----------   -----------   -----------   -----------
Income before income taxes and
   capitalized interest. . . . . . . . . . . . . .        18,464         5,769        48,835         6,030

Fixed charges. . . . . . . . . . . . . . . . . . .         5,787         1,974        17,789         5,670
                                                      -----------   -----------   -----------   -----------
Total income (loss) for computation. . . . . . . .     $  24,251     $   7,743     $  66,624     $  11,700
                                                      -----------   -----------   -----------   -----------
                                                      -----------   -----------   -----------   -----------

COMPUTATION OF FIXED CHARGES:
Portion of rentals deemed
   representative of interest (a). . . . . . . . .     $     271     $     123     $     614     $     284

INTEREST:
Interest on long-term debt . . . . . . . . . . . .         4,738         1,677        15,529         5,254

Interest other than funding of purchase
   of auto loans . . . . . . . . . . . . . . . . .           522           150           945           112

Amortization of debt
   placement . . . . . . . . . . . . . . . . . . .           256            24           701            20
Capitalized interest . . . . . . . . . . . . . . .          ----          ----          ----          ----
                                                      -----------   -----------   -----------   -----------
Total fixed charges. . . . . . . . . . . . . . . .     $   5,787     $   1,974     $  17,789     $   5,670
                                                      -----------   -----------   -----------   -----------
                                                      -----------   -----------   -----------   -----------
Ratio of earnings to fixed
   charges . . . . . . . . . . . . . . . . . . . .         4.19x         3.92x         3.75x         2.06x
Deficiency in earnings to fixed charges  . . . . .           ---          ----          ----          ----

ADDITIONAL INFORMATION:
Net rental expense . . . . . . . . . . . . . . . .     $     813     $     370     $   1,842     $     861
                                                      -----------   -----------   -----------   -----------
                                                      -----------   -----------   -----------   -----------
                                                                                                     PERIOD FROM
                                                                                                    MARCH 8, 1990
                                                                                   SIX MONTHS         (DATE OF
                                                       YEAR ENDED DECEMBER 31,        ENDED         INCORPORATION)
                                                      -------------------------    DECEMBER 31,       TO JUNE 30,
                                                          1993         1992            1991              1991
                                                      -----------   -----------   --------------   ----------------
COMPUTATION OF INCOME:
Income (loss) before income taxes and
   extraordinary item. . . . . . . . . . . . . . .     $   1,395      ($1,342)         ($1,158)           ($1,525)
Capitalized interest . . . . . . . . . . . . . . .          ----          ----             ----               ----
                                                      -----------   -----------   --------------   ----------------
Income before income taxes and
   capitalized interest. . . . . . . . . . . . . .         1,395       (1,342)          (1,158)            (1,525)
Fixed charges. . . . . . . . . . . . . . . . . . .         1,946           896               96                191
                                                      -----------   -----------   --------------   ----------------
Total income (loss) for computation. . . . . . . .     $   3,341        ($446)         ($1,062)           ($1,334)
                                                      -----------   -----------   --------------   ----------------
                                                      -----------   -----------   --------------   ----------------

COMPUTATION OF FIXED CHARGES:
Portion of rentals deemed
   representative of interest (a). . . . . . . . .     $     129     $      68     $         24     $           30
INTEREST:
Interest on long-term debt . . . . . . . . . . . .         1,734           740             ----               ----
Interest other than funding of purchase
   of auto loans . . . . . . . . . . . . . . . . .            63            70               70                 58

Amortization of debt
   placement . . . . . . . . . . . . . . . . . . .            20            18                2                103
Capitalized interest . . . . . . . . . . . . . . .          ----          ----             ----               ----
                                                      -----------   -----------   --------------   ----------------
Total fixed charges. . . . . . . . . . . . . . . .     $   1,946     $     896     $         96     $          191
                                                      -----------   -----------   --------------   ----------------
                                                      -----------   -----------   --------------   ----------------
Ratio of earnings to fixed
   charges . . . . . . . . . . . . . . . . . . . .         1.72x          ----             ----               ----

Deficiency in earnings to fixed charges  . . . . .          ----      ($1,342)         ($1,158)           ($1,525)

ADDITIONAL INFORMATION:
Net rental expense . . . . . . . . . . . . . . . .     $     391     $     207     $         73     $           91
                                                      -----------   -----------   --------------   ----------------
                                                      -----------   -----------   --------------   ----------------

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(a)  Portion of rental deemed representative of interest equals one third of rental expense.